UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2008
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-693 (Commission File Number)	36-1063330 (IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois (Address of principal executive offices)		60523 (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Execution of a material definitive agreement
SIGNATURES

Item 1.01 Execution of a material definitive agreement
Ms. Kimberly L. Dickens, Vice President, Human Resources has resigned from the Company. On March 26, 2008 the Company entered into an agreement with Ms. Dickens which provides that the Company will pay her $307,362 which approximates her annual salary plus annual bonus. This payment is consistent with the Company’s Executive General Severance Plan. The Company will also pay her $16,120 which approximates her prorated targeted bonus for 2008. The Company will also provide Ms. Dickens with subsidized COBRA coverage until the earlier of the a) expiration of eighteen months or b) the date she becomes eligible to receive other insurance coverage. In exchange for the consideration provided by the Company, Ms. Dickens has executed a release in favor of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: March 27, 2008	By:	/s/ Paul Brown Paul Brown
Vice President and Controller